SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report: July 1, 1998

                      APPLE RESIDENTIAL INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

         VIRGINIA                      0-23983             54-1816010
         (State of                     (Commission         (IRS Employer
         incorporation)                File Number)        Identification No.)

         306 EAST MAIN STREET
         RICHMOND, VIRGINIA                                           23219
         (Address of principal                                        (Zip Code)
         executive offices)

               Registrant's telephone number, including area code:
                                 (804) 643-1761

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                    FORM 8-K

                                      Index
                                      -----

                                                                                                    Page
                                                                                                  Number
                                                                                                  ------

Item 2.           Acquisition or Disposition of Assets                                                 4

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits

         a.       Independent Auditors' Report                                                         9
                  (Park Village Apartments)*

                  Historical Statement of Income and
                  Direct Operating Expenses
                  (Park Village Apartments)*

                  Note to Historical Statement of
                  Income and Direct Operating
                  Expenses (Park Village Apartments)*

         b.       Pro Forma Statement of Operations                                                   10
                  for the Year ended December 31, 1997
                  (unaudited)*

                  Pro Forma Statement of Operations
                  for the Quarter ended June 30, 1998
                  (unaudited)*

                  Pro Forma Balance Sheet as of
                  June 30, 1998 (unaudited)*

         c.       Exhibits

                  10.1     Purchase Contract for Park Village Apartments


-----------------------
* To be filed by amendment.

                  10.2     Property Management Agreement for Park Village
                           Apartments

                  23.1     Consent of Independent Auditors*


-----------------------
* To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets

                             PARK VILLAGE APARTMENTS
                                 Bedford, Texas

         On July 1, 1998, Apple REIT Limited Partnership (together with its parent companies, Apple Residential Income Trust, Inc., Apple General, Inc. and Apple Limited, Inc., the "Company") purchased the Park Village Apartments located at 2401 L. Don Dodson Drive, in Bedford, Texas (the "Property").

         The Property comprises 238 apartment units. The purchase price for the Property was $7,000,000. The seller was Park Village Investment Partnership, a Texas limited partnership which was not affiliated with the Company, Apple Residential Advisors, Inc. (the "Advisor") or their affiliates. The purchase price was paid entirely in cash using proceeds from the sale of Shares of the Company. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The Property is located on L. Don Dodson Drive off of Central Drive just north of Airport Freeway (Highway 183) in Bedford, Texas. The Property is located within the greater Dallas/Fort Worth metropolitan statistical area, or as it is called locally, "The Metroplex."

         The following information is based in part upon information provided by the Dallas Chamber of Commerce. The Dallas/Fort Worth Metroplex is in the
north-central part of Texas and is composed of nine counties. The 1996 population of The Metroplex was approximately 4,400,000. The Dallas metropolitan area is the second largest in the state, behind Houston.

         The economy of the Dallas/Fort Worth area is complex and diversified. Key economic factors include a large manufacturing base (including as products military hardware, electronics, automobiles, industrial equipment, oil-field parts, food products and chemicals), banking, insurance services, communications, oil and gas production and air transportation. Major employers in the area include Texas Instruments, Southwestern Bell, General Motors, J.C. Penney, NationsBank and Vought Aircraft Company.

         The Metroplex is also an established transportation center for the nation. The Dallas/Fort Worth International Airport occupies approximately 17,600 acres of land between the two cities. It is the second largest commercial airport in the United States in terms of land area, and is the second busiest airport in the world, with more than 2,500 daily arrivals and departures.

         The area also has a well-established system of interstate highways and supporting secondary routes. The Metroplex is located at the hub of Interstates 35, 45, 20 and 30. Two outer loops, Interstate 635 in Dallas and Interstate 820 in Fort Worth, surround the respective cities.

         The many institutions of higher learning in the area include Southern Methodist University, the University of Texas at Dallas, the University of Texas at Arlington, the University of North Texas, and Texas Christian University.

         The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is proximate to businesses, restaurants, schools and churches and is readily accessible from Interstates 121, 360 and 183. The Property is an approximately 10-minute drive from Dallas/Fort Worth International Airport and an approximately 20-minute drive from either downtown Dallas or Fort Worth.

         Description of the Property. The Property consists of 238 garden-style apartment units in 23 two story buildings on approximately ten acres of land. The Property was constructed in 1983.

         The Property offers six different unit types. The unit mix and rents being charged new tenants as of June 1998 are as follows:

                                                                     APPROXIMATE INTERIOR
      QUANTITY                    TYPE                                  SQUARE FOOTAGE               MONTHLY RENTAL
      --------                    ----                                  --------------               --------------
       48                One Bedroom/One Bath                                 456                          $390
       64                One Bedroom/One Bath                                 521                           420
       62                One Bedroom/One Bath                                 669                           495
       32                One Bedroom/One Bath/Den                             841                           580
       16                Two Bedroom/Two Bath                                 920                           625
       16                Two Bedroom/Two Bath                                 983                           670



         The apartments provide a total of approximately 154,070 square feet of net rentable area.

         The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately $238,000 for repairs and improvements to the Property to include clubhouse renovations, exterior painting, sign replacement and interior upgrades.

         The following information is provided by the seller. Physical occupancy at the Property averaged approximately 95% in 1993, 97% in 1994, 97% in 1995, 96% in 1996 and 96% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bathroom apartment (983 square feet) rented for $560 in 1993, $560 in 1994, $580 in 1995, $605 in 1996 and $630
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.58, $7.58, $7.85, $8.14, and $8.53,
respectively.

         The Property has an outdoor swimming pool, hot tub and two laundry facilities. The Property also has a clubhouse with a leasing office. There is ample paved parking for tenants.

         The buildings are wood frame construction with a combination of brick veneer, stucco and wood siding on concrete slab foundations. Roofs are pitched composition.

         Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has smoke detectors, a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher, and garbage disposal. All units except the smallest one-bedroom units have washer/dryer connections and a wood-burning fireplace. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

         There are at least seven apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 94% on July 1, 1998.

         As of July 1, 1998, the Property was approximately 97% occupied. The tenants are primarily a mix of white-collar and blue-collar workers and retired persons.

         The following table sets forth the 1997 real estate tax information on the Property:


         JURISDICTION                                ASSESSED VALUE                 RATE                TAX
         ------------                                --------------                 ----                ---
County of Tarrant .................................    $5,392,450                 $  .264836         $14,281.15

City of Bedford ...................................     5,392,450                   0.369000          19,898.14

T C Hospital ......................................     5,392,450                   0.234070          12,622.11

T C Jr. College ...................................     5,392,450                   0.057690           3,110.90

H-E-B  I.S.D. .....................................     5,392,450                   1.606257          86,616.61
                                                                                                     ----------

     Total ........................................                                                 $136,528.91


         The basis of the depreciable residential real property portion of the Property (currently estimated at about $6,165,062 will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Advisor and the Company believe that the property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Dallas/Fort Worth area generally and the specific area in which the Property is located were perceived as being characterized by a diverse, stable and steadily growing economy. Accordingly, it was believed that such economy and its anticipated growth and development would support stable occupancy rates and reasonable increases in rents at the Property.

         2. Based upon an engineering report and its own inspections, the Advisor believes that the Property has been well maintained and is generally in good condition, although the Advisor believes that the planned repairs and improvements will allow an increase in rents at the Property.

         3. The Property has an advantageous location - convenient to the Dallas/Fort Worth International Airport and downtown Dallas and Fort Worth - and is located in a rapidly-growing area proximate to centers of employment and retail development.

         Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the property, or $140,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

                                   ITEM 7.a.*






-------------------
* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.b.*






-------------------
* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Apple Residential Income Trust, Inc.

Date: July 1, 1998                          By: /s/ Glade M. Knight
                                                --------------------------------
                                                Glade M. Knight
                                                President of Apple Residential
                                                Income Trust, Inc.

                                  EXHIBIT INDEX

                      Apple Residential Income Trust, Inc.
                           Form 8-K dated July 1, 1998

Exhibit Number                      Exhibit
--------------                      -------

       10.1                         Purchase Contract for Park Village
                                    Apartments, as amended

       10.2                         Property Management Agreement
                                    for Park Village Apartments

       23.1                         Consent of Independent Auditors*





* To be filed by amendment.